Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (No. 333-209385) of our report dated January 23, 2017 relating to the consolidated financial statements of Jefferies LoanCore LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 27, 2017